UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 22, 2010

OPTIMER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33291	33-0830300
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10110 Sorrento Valley Road, Suite C
San Diego, California (Address of principal executive offices)	92121 (Zip Code)

Registrant’s telephone number, including area code: (858) 909-0736

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On July 22, 2010, Optimer Pharmaceuticals, Inc. entered into a Compensation Agreement with AFOS, LLC.  Pursuant to the terms of the Compensation Agreement, Optimer issued 585,762 shares of common stock (the “Shares”) to AFOS as consideration for the engagement of an affiliate of AFOS to provide certain services to Optimer, and the affiliate’s obligation to provide such services.  The Shares are subject to various lock-up periods during which AFOS may not transfer such Shares, except pursuant to certain exceptions.  A copy of the Compensation Agreement is attached as Exhibit 99.1 hereto.

The Shares were issued pursuant to a prospectus dated December 24, 2009, and a prospectus supplement dated July 22, 2010, which are related to Optimer’s effective shelf registration statement on Form S-3 (File No. 333-163606).  A copy of the opinion of Cooley LLP relating to the legality of the issuance of the Shares is attached as Exhibit 5.1 hereto.

Item 9.01       Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Compensation Agreement, dated July 22, 2010, by and between Optimer Pharmaceuticals, Inc. and AFOS, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMER PHARMACEUTICALS, INC.

Dated: July 22, 2010	By:	/s/ John D. Prunty
John D. Prunty
Chief Financial Officer (Duly Authorized Officer and Principal Financial and Accounting Officer)